EXHIBIT 16.1

September 23, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Covenant Bancshares, Inc. statements included under Item 4.01 of its Form 8-K filed on September 23, 2011 and we agree with such statements concerning our firm.

/s/McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

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McGladrey is the brand under which RSM McGladrey, Inc. and McGladrey & Pullen, LLP serve clients’ business needs. The two firms operate as separate legal entities in an alternative practice structure	Member of RSM International network, a network of independent accounting, tax and consulting firms.